UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2010, Digital Realty Trust, Inc., a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders. The following proposals were passed:

•	Election of the following seven individuals as directors of the Company for a one-year term, which will expire at the 2011 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Magnuson	63,728,976	1,041,758	1,994,132
Michael F. Foust	64,663,352	107,382	1,994,132
Laurence A. Chapman	64,663,462	107,272	1,994,132
Kathleen Earley	62,882,713	1,888,021	1,994,132
Ruann F. Ernst, Ph.D.	64,659,167	111,567	1,994,132
Dennis E. Singleton	64,660,291	110,443	1,994,132
Robert H. Zerbst	64,658,790	111,944	1,994,132

•

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. This proposal was passed with 66,722,231 votes for, 37,744 votes against and 4,891 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Dated: May 3, 2010